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                                                                   Exhibit 10.73

                         GIRBAUD DISTRIBUTION AGREEMENT
                                     CANADA

This AGREEMENT is dated as of this 15th day of May, 2000 by and between Western Glove Works ("Distributor"), a partnership having its offices at 555 Logan Avenue, Winnipeg, Manitoba, Canada R3A 054, and I.C. ISAACS AND COMPANY, L.P ("ICI"), a limited partnership organized and existing under the laws of Delaware having its offices at 3840 Bank Street, Baltimore, Maryland 21224-2522 and 350 Fifth Avenue, Suite 1029, New York 10118.

                                   WITNESSETH

                WHEREAS, ICI holds certain licensed rights from Latitude Licensing, Inc. (the "Rights Holder") to distribute in Canada (the "Territory") certain categories of apparel branded with the trademark MARITHE+FRANCOIS GIRBAUD, a rectangular, horizontal fly label, and formatives thereof (collectively, the "Marks"), which Marks the Distributor acknowledges are known throughout the world in connection with creative design and products of high quality in various fields of fashion and accessories; and

                WHEREAS, Distributor wishes and ICI is willing to appoint Distributor to engage in the importation, distribution, and sale of certain products that bear said Marks on the terms and conditions set forth below.

                NOW THEREFORE, IN CONSIDERATION of the mutual covenants and undertakings hereinafter set forth and other good and valuable consideration the sufficiency of which is hereby acknowledge, the parties have agreed as follows intending to be legally bound:

 1.     GRANT OF RIGHTS AND PRODUCT SOURCING

         1.1 APPOINTMENT AND RIGHTS. ICI hereby appoints Distributor to conduct the activities set forth below, and Distributor hereby accepts the appointment, for the term of this Agreement pursuant to the terms, conditions and covenants hereinafter set forth, and grants to Distributor the right:

         (a) To import, distribute and sell within the Territory all the men's and the women's "Jean" apparel collection and "Casual" apparel collection bearing the Marks and developed by ICI, including outerwear as further described in Exhibit A (the "Products") as such Products are acquired by Distributor in accordance with the provisions of Section 1.4 below.

         (b) To use and display the Marks within the Territory but solely in advertising and promoting the Products within the limits herein set forth, to the specific exclusion of any use of said Marks in combination with any other trademarks not approved by ICI or in any form in connection with any other products or with Distributor's overall business operation (except for accurate references to the relationship between ICI and Distributor and as required by law) or in Distributor's trade or corporate names, except as may otherwise be provided herein ((a) and (b) are collectively referred to herein as the "Use Rights").

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         The license granted above shall be exclusive for the Territory only to the extent of Products designed and developed by ICI (the "ICI Developed Products"), but not by the Rights Holder, so that ICI will not distribute or sell in the Territory the ICI Developed Products to any person or entity other than Distributor while this Agreement is in effect (but excluding any inventory liquidation period under section 11.3).

         1.2 CONDITION OF THE APPOINTMENT. The Use Rights herein granted shall only extend to Products promoted, advertised and sold according to high standards of quality and in full compliance with the terms and conditions hereof, so as to maintain, enhance and protect the image and prestige associated with the Marks. The Use Rights do not include the right to manufacture products of any type, or to modify the Products acquired by Distributor, or to make sales of Products by means of the world wide web or the Internet.

         1.3 RIGHTS. ICI hereby represents to Distributor that it has obtained from the Owner all necessary rights to grant to Distributor the Use Rights in the Territory to import, promote, distribute and sell the Products in accordance with the terms of this Agreement and that ICI will not, directly or indirectly, take any action or cause others to take any action inconsistent therewith. Distributor hereby represents to ICI that it will fully cooperate with ICI and the Rights Holder in implementing the provisions of this Agreement which relate to the protection of the Marks and, at the cost of ICI or the Rights Holder, in preventing the importation into the Territory of products bearing the Marks which are either counterfeited or gray goods.

         1.4 PRODUCT SOURCING. Subject to the other provisions of this Agreement, the Products to be imported, sold and distributed by Distributor within the Territory shall be solely acquired by Distributor according to the following terms:

                (a) Products manufactured by or on behalf of ICI either in the United States and Mexico (collectively, "North American Products") at any time during the term f this Agreement shall be purchased by Distributor directly from ICI.

                (b) Products manufactured by or at the request of ICI outside the United States and Mexico (collectively, the "Offshore Products") at any time during the term of this Agreement shall be purchased by Distributor directly from the source of the Offshore products, as such sources are identified by ICI to Distributor from time to time during the terms of this Agreement.

                (c) By mutual written agreement of the parties, Distributor may obtain Products from other sources authorized by the Rights Holder.

 2.     TERM AND TERRITORY

         2.1 TERM. The initial term of this Agreement shall commence and become effective as of the date first written above and shall expire on December 31, 2001 unless sooner terminated as hereinafter provided (the "Initial Term"). Distributor shall have the option to renew this Agreement for six additional terms of one year each commencing on January 1, 2002 and ending on December 31, 2007 (the "Renewal Term") by providing written notice to ICI at least 90 days prior to the end of the Initial Term and of each renewal year of its intention to renew this Agreement, provided that Distributor is not, at the time notice of renewal is provided in breach of its payment obligations or other material obligations under this Agreement, has achieved for the Initial Term and the prior renewal term the minimum target sales levels set forth in this Agreement for such period, and that ICI continues at that time to have the rights to make the appointment to Distributor from the Rights Holder.

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         2.2 TERRITORY. This Agreement covers only Distributor's activities within the Territory. Distributor shall promptly refer to ICI all requests or inquiries relating to the Products from outside the Territory or from within the Territory if the request or inquiry concerns the possible sale or delivery outside the Territory. Likewise, ICI shall (and shall cause its affiliates to) promptly refer to Distributor all requests or inquiries relating to the Products from within the Territory or from outside the Territory if the request or inquiry concerns the possible sale or delivery inside the Territory.

         2.3 OTHER PRODUCTS. Distributor recognizes and acknowledges that similar products to the Products may be under contract to other distributors for areas outside the Territory and that Distributor will not market, distribute or sell products outside the Territory and shall use its reasonable commercial efforts to ensure that Products it has sold or distributed are not resold or redistributed outside the Territory, nor shall Distributor sell or distribute Products to any person or entity which it knows, has reason to believe or has been notified by ICI that such person or entity has exported or intends to export Products from the Territory in violation of Distributor's rights under this Agreement. Licensor shall use its reasonable commercial efforts so that Products it has sold or delivered to third parties other than Distributor are not resold or redistributed within the Territory.

3.       USE OF THE TRADEMARKS; OTHER PROPRIETARY RIGHTS.

         3.1 Distributor shall have the right, during the term of this Agreement, to the use of the Marks with respect to and only with respect to the promotion and advertising of the Products in the Territory.

         3.2 The limited trademark use rights herein granted shall apply only to those Marks included in Exhibit A and shall not include nor be deemed to include any other trademarks which ICI or its affiliates and subsidiaries or the Rights Holder may now or hereafter own. Distributor agrees during the term of this Agreement to maintain and uphold the reputation and goodwill attendant to the Marks and not to take any action which is likely to adversely affect the public image of the Marks and the quality of the products sold thereunder.

         3.3 Except as provided herein, Distributor further agrees that it will not reproduce or use the distinguishing styling features or the patterns of the Products for the manufacture and/or sale of apparel under any label or trademark.

         3.4 Sales by Distributor shall be deemed to have been made by ICI and/or the Rights Holder for purposes of trademark registration and all uses of the Marks by Distributor shall be deemed to inure to ICI's and the Rights Holder's benefit. Distributor will not, at any time, knowingly do or suffer to be done any act or thing which may, in any way, adversely affect any rights of ICI and/or the Rights Holder in and to the Marks or any registration thereof.

         3.5 ICI and the Rights Holder, in connection with their respective rights, reserve all rights to the Marks except as specifically granted herein to Distributor and may exercise such rights at any time. Distributor acknowledges that the Rights Holder or an affiliate or parent thereof is the sole and rightful owner of all right, title and interest in the Marks and shall not claim any title to the Marks nor any right to use said Marks except as provided herein. Distributor shall not question, attack, contest or otherwise impugn the validity of the Marks or their registration(s), including, but not limited to, in connection with any action brought seeking to enforce the terms of this Agreement. The use of the Marks pursuant to or as specified in this Agreement shall be for the benefit of ICI and the Rights Holder, and shall not vest in Distributor any title to or right or presumptive right to expand or continue such use. Distributor, for itself and its affiliated companies, covenants and agrees that it shall, at no time, adopt or use any trademark,

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trade name or corporate name which is likely to cause confusion with any of the
Marks except with the prior written consent of ICI and the Rights Holder. The provisions of this Paragraph shall survive the expiration or earlier termination of this Agreement.

         3.6 The limited trademark use rights herein granted shall confer unto Distributor no proprietary rights whatsoever in the name Marithe & Francois Girbaud, the Marks, logos or the goodwill now attached or hereafter to become attached thereto. Distributor shall only use the Marks as provided herein and in full compliance with the terms and conditions hereof and only for the duration of this Agreement.

         3 7 The use of the Marks in advertising and promotion by Distributor, including the specific design, artwork or graphics thereof and any tags, wrappers, letterhead, invoices, stationery or other items incorporating the Marks must be in full compliance with the ICI's and the Rights Holders written policies and procedures, as they are communicated to Distributor from time to time, and is, in each instance, subject to the prior written approval of ICI, which approval shall not be unreasonably withheld. Distributor shall not alter or modify the Marks in any manner whatsoever nor shall Distributor add to, remove or abbreviate any part or distinctive feature thereof including script, graphics, colors or logos.

         3.8 Distributor shall cooperate fully and in good faith with ICI and the Rights Holder for the purpose of securing, preserving and protecting the Rights Holder's rights in and to the Marks in the Territory. Distributor shall execute, deliver and/or file any and all documents which ICI or the Rights Holder reasonably requests to make fully effective or to implement the provisions of this Agreement relating to the ownership or registration of the Marks in the Territory. All costs and expenses for any application for registration or extension of registration with respect to the Products within the Territory shall be borne by the Rights Holder.

         3.9 Distributor will use the Marks in the Territory strictly in compliance with the legal requirements obtaining therein. Whenever any of the Marks is used on any Product advertisement or other promotional material, it must be followed, in the case of a registered trademark by the registration symbol -Registered Trademark-, i.e. - Registered Trademark-, and in the case of all other trademarks by the symbol - TM-, or other appropriate symbols of similar import acceptable to ICI and the Rights Holder. Distributor shall duly display all other notices with respect to the Marks on advertising and promotional materials as are or may be required by the trademark laws and regulations applicable within the Territory or any portion thereof.

        3.10 Distributor acknowledges that any copyright, design patent or any similar industrial or intellectual property right which exists or may be created in any sketch, design, sample, print, package, label, tag or the like used in connection with the Products, whether or not created by or for Distributor, shall be the property of the Rights Holder or its affiliates, and if created by or on behalf of Distributor they shall be deemed works made by Distributor for hire for the Rights Holder. Distributor shall place a copyright notice whenever required by ICI or the Rights Holders to protect said intellectual property rights. Distributor shall not knowingly, at any time, do or cause to be done any act or thing which may adversely affect any rights of the Rights Holder in such sketches, designs, samples, prints, packages, labels, tags and the like and will do at the Right Holder's cost all things reasonably required to preserve and protect said rights. Without limiting the generality of the foregoing, Distributor agrees that any Technical Information it may possess or obtain knowledge of shall be and remain the sole property of the Rights Holder or its affiliates or related companies and not of the Distributor. For this purpose, "Technical Information" will include the basic cuttings for the collections, the patterns for each model, samples of each model in base size, technical specifications concerning the making and fitting of each model and information concerning the selection, fabrication and treatment of materials and fabrics (including the names and references of the manufacturers) and supplies and accessories (labels, designs, etc.). If Technical Information, including finished samples, is shown to any third person with or without the prior

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written consent of ICI, Distributor shall take any and all action necessary to ensure that such third person fully conforms to all applicable terms and conditions hereof, specifically to avoid any unauthorized use of the Technical Information. Upon the expiration or earlier termination of this Agreement, all Technical Information in the possession or under the control of Distributor shall be immediately returned to ICI.

 4.     PRODUCT ACQUISITION AND SALES.

         4.1 EFFORTS. Distributor agrees to exercise its best efforts to promote and maximize sales of the Products throughout the Territory. Distributor shall conduct its activities pursuant to this Agreement so as to enhance the goodwill and reputation of the Marks and shall not engage in conduct known to be detrimental to the same.

         4.2 MANNER OF PURCHASE. (a) Distributor shall purchase North American Products on a FOB basis from ICI's Milford, Delaware warehouse. Distributor shall order North American Products by issuing a purchase order to ICI as indicated by ICI from time to time. The lead times for availability of North American Products once a purchase order is received are as indicated at time of order acceptance by ICI. Payment will be made by check or wire transfer to ICI within 45 days after shipping has been made.

         (b) Distributor shall purchase Offshore Products directly from the manufacturers and offshore sources designated by ICI from time to time during the term of this Agreement based on ICI's arrangements with such manufacturers and sources (the "Offshore Sources"). Distributor acknowledges and agrees that all information respecting ICI's and/or the Rights Holder's foreign sourcing and manufacturing information is highly confidential information of ICI and/or the Rights Holder and Distributor cannot and shall not use such information or any part thereof for any purpose during the term of this Agreement and thereafter other than acquiring Products to be sold under this Agreement. Distributor agrees that it shall be solely responsible for meeting all requirements for purchase from the Offshore Sources, including without limitation the issuance of purchase orders, establishment of letters of credit or other payment guarantees, the meeting of minimum volume commitments and the provision of the required import/export/duties documentation. With respect to purchases of Products, ICI will make reasonable efforts to assist Distributor in obtaining requested delivery dates and other desirable product commitments from the sources.

         4.3 ICI'S SOURCING ASSISTANCE. ICI shall provide to Distributor pertinent information and resources relating to the Foreign Sources and the Products available therefrom and the requirements for purchase of said Products, and shall assist Distributor reasonably in establishing a relationship with the Foreign Sources pursuant to ICI's standard arrangements with such Foreign Sources. A copy of orders placed by Distributor with Offshore Sources shall be sent at the same time to ICI.

         4.4 SHIPPING. Distributor shall be responsible for arranging shipment of North American Products FOB Milford through a freight forwarder or shipper of its choice. Distributor shall be responsible for all costs relating to shipping and insurance of such Products. Distributor shall be responsible for coordinating shipment of and insurance for Offshore Products directly with the Offshore Sources. Risk of loss for Products will transfer to Distributor upon delivery of Products to the shipper or carrier from the warehouse or other facility where the Products are stored.

         4.5 DUTIES AND QUOTA. Distributor shall be solely responsible for all taxes, duties, quotas and other customs and import/export governmental assessments and requirements applicable to the importation of Products into Canada. Distributor hereby agrees to indemnify, defend and hold harmless the ICI, the Rights Holders, and their respective affiliates, subsidiaries, parents, officers, and directors in

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connection with any failure by Distributor or an agent of Distributor to comply with and pay for any such assessments and requirements.

5.       PRODUCT ROYALTIES AND OTHER EXPENSE COMMITMENTS.

         5.1 PRODUCT PRICE. For Products, Distributor shall pay the following amounts:

                (a) For North American Products, the final cost of the Products landed into ICI's Milford, Delaware warehouse as such costs may be modified by ICI from time to time as the costs change, FOB Milford, plus Twelve Percent (12%);

                (b) For Offshore Products, the FOB (point of shipment) price plus all agent's fees and forwarding costs. ICI agrees that it will not add any mark-up to the prices indicated in this Section (b) other than for the Distributor Fee set forth in Section 5.3 below.

         5.2 RIGHTS HOLDER'S ROYALTIES. In consideration of the rights granted to Distributor pursuant to this Agreement, Distributor shall pay to the Rights Holder for each Calendar Year during the Term, or any portion thereof, royalties in an amount of 6.25% of all Net Sales (the "Rights Holder Royalties").

         5.3 DISTRIBUTOR'S FEE. In further consideration of the covenants and rights under this Agreement, Distributor shall pay to ICI a distributor fee for each calendar Year during the Term, or any portion thereof, in an amount of 6.75% of all Net Sales of Offshore Products by Distributor (the "Distributor Fee").

         5.4 TARGET MINIMUM SALES. The Distributor shall be required to sell Products in the Territory during each Calendar Year in an amount no less than the target minimum amounts ("Minimum Sales") set forth below for each Calendar Year as follows (all dollar amounts refer to Canadian dollars):


      Calendar Year                      Minimum (assumes renewal after 2001)
               2001                      $1,600,000

               2002                      $2,000,000

               2003                      $3,000,000

               2004                      $5,000,000

              Any Calendar               10% of ICI's US Net Sales of Products
                                         for the prior year

              Year thereafter


In the event Distributor does not meet the Minimum Sales for a Calendar Year, it may choose to make a cash payment to make up (i) the difference between the Rights Holder Royalties paid and those that would have been paid if the Minimum Sales had been met, and (ii) the difference between the Distributor Fees paid and those that would have been paid if the Minimum Sales had been met. In the case of (ii), the make up payment shall be Three Percent of the sales shortfall during that Calendar Year. This Section does not permit carryover or carryback of sales made by Distributor in order to meet the Minimum Sales targets for one Calendar Year based on Net Sales made in another Calendar Year.

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         5.5 DEFINITIONS. The term "Calendar Year" shall mean January 1 through
December 31 of each year of the term and any renewal thereof. The term "Net Sales" shall mean the wholesale invoice price less sales tax, insurance and shipping charges, for Products shipped or sold by Distributor or any of its subsidiaries or affiliates, or authorized subdistributors, during the relevant period, less credits granted for Products actually returned and accepted, and reasonable customary and usual trade discounts and mark-downs actually granted to non-affiliated customers. For purposes of calculating royalties due on any sale, transfer or other distribution of Products to affiliates or related entities to Distributor, "Net Sales" shall be deemed to be the "Net Sales" price of a corresponding sale to unaffiliated independent retailers. Except as may be otherwise provided herein, no deduction shall be made for any discount, mark-down, advertising allowance, bad debt, other allowances of any kind or for any purpose whatsoever or costs incurred by Distributor.

        5.6 METHOD OF PAYMENT. The Rights Holder Royalties and the Distributor Fees shall be paid by Distributor quarterly in arrears within twenty (20) days of the end of each calendar quarter or portion thereof during the Term with respect to Net sales for the previous calendar quarter. The first payment will commence within ten days of the end of the first calendar quarter or portion thereof during which Distributor ships any Products under this Agreement. There will be no deductions or set off from any payments whatsoever, unless agreed to by the parties in writing. Distributor shall with each quarterly payment and within sixty (60) days of the end of each Calendar Year during the term hereof, provide ICI with a certified statement of shipments of the Products during the immediately preceding Calendar Year. Said statement shall be signed by a duly authorized officer of the Distributor and be certified by said officer as true and accurate. Said statement shall conform to a format agreed upon between the parties and, at the option of ICI, be subdivided by Product. All Rights Holder Royalties and Distributor Fees payable hereunder shall be, in the discretion of ICI, paid by check or wired directly to a bank designated by ICI, in writing, as depositary (the "Depositary"). ICI will collect payments of Rights Holder Royalties as an accommodation to the Rights Holder and will thereafter transmit such Rights Holder Royalties to the Rights Holder. Late payments by Distributor of any amount due under this Agreement shall bear interest at the Citibank, N.A., New York prime rate plus 3% per annum, but, in no event shall exceed the maximum rate permitted under applicable law.

         5.7 NON-WAIVER. Receipt or acceptance by ICI or the Rights Holder of any payments due hereunder, in an amount or amounts which are less than amount or amounts due, shall not constitute a waiver of ICI's and the Rights Holder's rights in or to the balance thereof which shall remain due and payable pursuant to the terms of this Agreement.

         5.8 INFORMATIONAL REPORTING. Distributor shall provide ICI for each calendar quarter within forty-five days of the end of the preceding calendar quarter, reports setting forth in reasonable detail sales by Canadian dollars and unit shipments with respect to each product collection and models in each product collection, aggregate sales to regular price customers, off-price customers, large retailers, specialty retailers and sales by significant geographic segments. Such report shall be in accordance with Distributor's current reporting capabilities and format.

         5.9 MARKETING AND ADVERTISING COMMITMENT. As set forth in Section 7 below, Distributor agrees that during each Calendar year it will spend in advertising and promotional efforts in the Territory an amount as defined in
Section 7.1 which is no less than Three Percent (3%) of the Net Sales of Products in the Territory for that Calendar Year. The activities described in
Section 7.2 shall count for this commitment.

         5.10 SELLING SAMPLES AND FIXTURES. Distributor shall purchase from ICI such sets of selling samples for Products to be sold by Distributor in the Territory during each season in such numbers as

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agreed to by the parties from time to time and shall pay ICI therefor as follows
(plus shipping costs and duties): 50% of wholesale price of ICI for such Products. In addition, to the extent that Distributor wishes to purchase
Fixtures (such as shop-in-shop, display and other in-store fixturing) from ICI during the Term, ICI agrees to sell such Fixtures at ICI's direct costs therefor plus shipping costs and duties.

 6.     DISTRIBUTION AND IMAGE CONTROL.

        6.1 In order to control the distribution and image of the Products in the Territory, Distributor agrees that the Rights Holder may, at its option and at Distributor's cost, send one Girbaud representative from New York to the locations in Canada where Distributor is located and where the Products are warehoused, and such other locations as agreed to by the Distributor, ICI and the Rights Holder twice each Calendar Year for not more than four days each time. Distributor may, at its option and at its cost, send its sales personnel to ICI's Girbaud showroom facilities, in order to obtain any information necessary to the sales and marketing of the Products in Canada. Visits under this Section shall be at a date and time to be agreed upon by all participants. Nothing in this Section shall grant any party the right to inspect or visit any portion of any facility where a party conducts its lines of business not relating to the Marks.

         6.2 Distributor agrees that it shall treat all non-public information relating to the design, manufacture, marketing and sale of the Products as Proprietary Information. No Proprietary Information other than finished samples, shall be shown to any third party without the prior consent of ICI. Distributor shall use its reasonable efforts to ensure that its employees, agents, subcontractors (if any) and others subject, directly or indirectly, to its control, do not disclose or make any unauthorized use of any Technical Information or Proprietary Information. Likewise, ICI shall treat all non-public information relating to the marketing, forecasts and sale of the Products by Distributor and its agents as Proprietary Information of Distributor. No Proprietary Information of Distributor shall be disclosed to any third party or used for any purpose not

 7.     ADVERTISING AND PROMOTION.

         7.1 Throughout the duration of this Agreement, Distributor shall spend upon advertising of the Products throughout the Territory an annual minimum of three percent (3%) of Net Sales (the "Minimum Advertising Expense"). This Minimum Advertising Expense is an independent obligation, and amounts spent on advertising by Distributor shall not be deducted from Royalties nor from any other amounts due and owing from Distributor to ICI or the Rights Holder under this Agreement.

         7.2 Advertising expenses as referred to above and in Section 5.9 shall be defined as direct expenses for promotions such as television, radio, printed press and billboard advertising, celebrity endorsements, event sponsorships, and store promotions, at the exclusion of any other expenses.

         7.3 Distributor shall exercise every reasonable effort to promote and advertise the Products throughout the Territory and shall, prior to the end of each calendar year, submit to ICI, in reasonable detail, proposed plans and budgets for the subsequent annual promotional campaign. ICI shall cooperate, as may reasonably be required by Distributor, in furnishing, at cost, such advertising and promotional material, as is available to ICI and which appears suitable, in ICI's opinion, for the Territory. ICI and Distributor shall cooperate closely in the creation and execution of advertising programs.

         7.4 Distributor shall submit to ICI for review, prior to submission to the advertising agency, any campaign briefing materials, and shall consult with ICI before accepting any creative response to such briefing materials. Visual representation of Products and of the Trademarks shall be subject to

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written approval by ICI and the Rights Holder prior to public distribution or display in any medium provided, however, that any advertising or promotional materials supplied by ICI will not require its approval prior to dissemination by Distributor. Except as otherwise provided in this Agreement, all advertising campaigns in the Territory shall correspond to the advertising theme and image for the Products in the United States.

         7.5 Distributor shall submit to ICI, for its prior approval, not to be unreasonable withheld, any and all advertising for any medium referring to the Products before publication or dissemination thereof. Should ICI or the Rights Holder deem said materials appropriate for use outside the Territory, it shall have the right to use the same, provided, however, any additional costs incurred thereby, if any, for advertising agency fees, talent, residuals, copyright clearances, photographers fees, or otherwise shall be paid and secured by ICI. ICI will make reasonable efforts to make available to Distributor for use in the Territory advertising materials developed for use in the United States if they are suitable for use in the Territory and provided ICI has the required rights to grant use of the materials by Distributor in the Territory and such use is approved by the Rights Owner. Such advertising materials will be made available by ICI at ICI's cost with no mark-ups by ICI, plus shipping, insurance, duties, quotas, and any third party licensing and talent costs resulting from the use of the materials in Canada.

         7.6 Distributor shall, on January 31st of each year commencing January 31, 2001, inform ICI of its expenditures in fulfillment of its advertising and promotional obligations during the preceding year and shall account to ICI for the use thereof. ICI may share any information relating to Distributor's advertising and promotion of the Products with the Rights Holder and its representatives.

         7.7 Failure on the part of Distributor to make the Minimum Advertising Expenses required hereunder during any contract year shall constitute a material breach hereof. Notwithstanding, ICI may, at its sole discretion, permit Distributor to cure such breach by either paying to ICI the amount by which the actual expenses fell short of the Minimum required or, by allowing Distributor to increase its advertising obligations for the immediately subsequent year by an amount equal to the deficiency.

8.       SALES.

         8.1 Distributor agrees that it will sell Products, on a timely basis, to retail accounts which have similar pricing policies and quality standards and are similar types of establishments to those to which ICI sells its products in the United States. Distributor shall keep ICI fully and promptly informed of all its successive price lists and sales policies relating to the Products which information shall be kept by ICI in strict confidence (except with respect to the Rights Holder and its representatives) and not be used for any purpose not relating to this Agreement.

         8.2 All Products manufactured, distributed or sold by Distributor shall be marked, labeled, packaged, advertised, distributed and sold in accordance with the terms and conditions of this Agreement and in accordance with all laws, rules and regulations applicable within the Territory and any subdivision thereof and, in such a manner as to not mislead or deceive the public.

 9.     ACCESS TO BOOKS AND RECORDS.

         9. 1 Distributor shall, at its sole cost and expense, maintain complete and accurate sets of books and records (including the originals or copies of documents supporting entries herein) covering all transactions arising out of, in connection with or relating to this Agreement.

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         9.2. ICI and/or its duly authorized representatives shall have the right (subject to confidentiality obligations reasonably acceptable to Distributor) upon five (5) days prior written notice, to examine and audit said books, records and all other documents in Distributor's possession or under Distributor's control relating to the subject mater of and terms of this Agreement. Said right shall be exercisable during normal business hours once each Calendar Year during the term hereof and, once a year during the three Calendar Years immediately following the expiration or earlier termination hereof. All said books, records and documents shall be kept and made accessible during the full term hereof and for three years thereafter.

         9.3 In the event that an audit or examination of Distributor's books, records and documents reveals an underpayment of any amounts due hereunder, Distributor shall immediately pay to ICI the amount of such deficiency, plus interest thereon form the date said payments were due at the interest sale rate specified in Paragraph 5.6 hereof.

         9.4 In the event that an audit of Distributor's books and records shall reveal that Distributor's payments were underpaid by an amount equal to 5% or more in any year, Distributor shall bear the cost of said audit.

         9.5 At Distributor's request, no more than twice in each Calendar Year, ICI will provide access to Distributor at ICI's location for review purposes to the purchase orders for Offshore Products which establish the price charged to ICI by the manufacturers for Offshore Products and internal cost sheets or summaries thereof of ICI's data relating to the domestic (United States) landed costs of North American Products.

10.      PROTECTION OF THE MARKS.

         10.1 Distributor shall promptly notify ICI, in writing, of any infringement, threatened infringement, or otherwise unauthorized use or threatened use of the Marks, or confusingly similar trademarks or trade names whether in connection with the Products or otherwise, of which it may have knowledge or suspicion. ICI, the Rights Holder and Distributor shall mutually decide what actions shall be taken, including any actions in collaboration with investigators or Customs officers, cease and desist correspondence, and application for injunctive relief, and shall designate counsel for such purpose, and, in such case, Distributor shall pay one half of the cost and expense incurred in such actions in the Territory up to and including an amount equal to 0.25% of Net Sales, payable for each year during which any such actions are taken, brought and/or pending, within thirty (30) days of receipt of the documented invoice. In the event of an award of monetary damages, the proceeds thereof shall be shared pro rata to the expenses paid by the parties.

         10.2 Distributor shall cooperate with ICI and the Rights Holder in any action based upon the unauthorized manufacture, sale, importation, and/or use in the Territory or outside the Territory by any of Distributor's distributors or sales agents of Products, labels and tags bearing the Marks at Distributor's cost (but without further liability from Distributor to ICI provided that Distributor has met its obligations under this Agreement).

         10.3 Upon the expiration or earlier termination of this Agreement, Distributor shall immediately and absolutely cease and discontinue the use of the Marks in any manner or form whatsoever subject.

11.      TERMINATION.

         11.1 In the event of a breach of a payment obligation by Distributor under this Agreement not cured in all material respects within ten (10) days from the receipt of a written notice thereof, or in the event of any other breach of this Agreement by Distributor not cured in all material respects within thirty (30) days from the date of receipt of written notice thereof, this Agreement may be terminated by the ICI. ICI may also terminate this Agreement upon 30 days' advance written notice to Distributor in the event ICI no longer has the necessary rights from the Rights Holder, or the activities of Distributor hereunder have been deemed or are likely to be deemed infringing of third party rights in the Territory. In the latter case, if Distributor disagrees with a determination by ICI that the activities of Distributor in the Territory are likely to be deemed infringing, the matter shall be submitted to arbitration under this Agreement before the Agreement is terminated.

         11.2 This Agreement shall immediately terminate and, ICI shall be relieved of all liability to Distributor, if Distributor: (i) admits in writing its inability, or is unable, to pay its debts as they mature, (ii) makes a general assignment for the benefit of creditors, (iii) is adjudicated a bankrupt or files a petition or answer, seeking reorganization or an arrangement with creditors, (iv) files a petition or otherwise avails itself of any bankruptcy or insolvency law or statute of any country or any state or province or subdivision thereof, now or thereafter in effect, (v) suffers a petition or proceeding filed against it under any provision of the Bankruptcy Act or any other insolvency law or statute of any country or any state or subdivision thereof, which petition or proceeding is not dismissed within sixty (60) days after the commencement thereof, (vi) has a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within sixty (60) days thereafter, or (vii) discontinues its business as it relates to the Products or suspends it, for whatever cause, for more than 120 consecutive days.

         11.3 INVENTORY LIQUIDATION. (a) Upon the expiration or earlier termination of this Agreement, for any reason whatsoever, Distributor shall, within thirty (30) days thereof, deliver to ICI a complete and accurate schedule of Distributor's inventory of Products, labels and tags. Such schedule shall be prepared as of the close of business on the date of such termination. ICI shall thereupon have the option, exercisable by written notice delivered to Distributor within thirty (30) days of receipt of the schedule of inventory, to purchase any or all of the inventory for an amount equal to Distributor's actual cost, F.O.B. factory (if the work is in progress) or LDP with freight (if the Products are at the warehouse), as defined according to Generally Accepted Accounting Principles of the United States. Should ICI send such notice, Distributor will ship to ICI all of the inventory specified therein, within thirty (30) days of receipt thereof for inventory located in Distributor's facilities, or, for all other inventory, promptly thereafter but no more than forty-five (45) days thereafter. ICI shall pay Distributor for such inventory within thirty (30) days of receipt. The sale of inventory to ICI shall not be subject to the payment of Rights Holder's Royalties or Distributor's Fees, and such sales shall not count toward the minimum sales required for that year.

         (b) In the event that ICI elects not to exercise its option to purchase the remaining inventory, Distributor shall have a period of 90 days from the effective date of termination to sell and deliver to other purchasers its remaining inventory under the Marks on a non-exclusive basis, provided that the termination of this Agreement has not been caused by Distributor's breach of this Agreement, Distributor's unauthorized use of the Marks, or an order enjoining use of the Marks in the Territory, in which case the inventory liquidation rights provided herein shall not apply. Distributor will make its reasonable efforts to sell only to the previous season's customers and to sell only at regular prices. Royalties and other payments on said sales shall be due on the 30th day following the sale thereof. All imprints, lettering, stationery, tags, labels, packaging, advertising materials, Fixtures, or other reproductions of or reference to the Marks shall be removed from all inventory remaining after such 60-day period and shall be immediately returned to ICI at no charge or shall be destroyed together with such remaining inventory which cannot be debranded. Either operation shall be conducted under the control of ICI. In the event that Distributor shall be deemed to have waived the 60-day inventory liquidation period, as provided herein, these provisions shall be applicable immediately upon receipt of the Notice of Termination.

         11.4 Upon the expiration or earlier termination of this Agreement, for any reason whatsoever, all rights of Distributor under this Agreement shall terminate forthwith and all payments due to ICI and Rights Holder on sales theretofore made shall become immediately due and payable. Distributor shall, subject to the provisions of the previous section, immediately discontinue all use of the Marks, any imitation or simulation thereof or any Marks similar thereto and shall promptly transfer to ICI, at cost, all registrations, filings, and rights with regard to the Marks it may have had.

         11.5 Upon the expiration or earlier termination of this Agreement, Distributor shall deliver to ICI, freight and insurance charges at Distributor's expense all Technical Information and ICI Proprietary Information and the like in its possession or control, and, at cost if ICI so chooses to purchase, all samples, labels, tags, packaging material, business supplies and advertising and promotional materials bearing the Marks in Distributor's possession or control.

12.      FORCE MAJEURE.

         (a) Neither party shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, ware, embargo, labor problems, shortage, government requirement, civil or military authority, act of God, act or omission of carriers or other similar causes beyond its control. If any such event of force majeure occurs, the party delayed or unable to perform shall give immediate notice to the other party, and shall resume performance once the condition ceases with an option in the affected party to extend the period of this Agreement up to the length of time the condition endured. During the event of force majeure the parties shall consult with each other regarding efforts to mitigate the force majeure and continue performance hereunder.

         (b) ICI shall have the right to terminate this Agreement in whole or as to a portion thereof without further liability to Distributor

                (i) In the event that the sales operations of Distributor are suspended or disrupted because of a recognized cause of force majeure (including strikes, lockouts, war, natural disaster, governmental or court action or other similar cause), and should such suspension or disruption last for a consecutive period of 180 days, unless Distributor shall forthwith take affirmative steps to rectify the situation, except that if it is apparent at the time of such suspension or disruption that it cannot be rectified within the 180 day period, ICI may terminate forthwith.

                (ii) In the event that payment to ICI or the Rights Holder of any Royalties or other sums due under the Agreement is prohibited or otherwise made impossible for a period of ninety (90) days by the laws and/or regulations in effect in the Territory or any portion thereof.

 13     ASSIGNMENT, SUBDISTRIBUTORS.

         13.1 The appointment made and rights granted hereunder are personal in nature. Distributor recognizes and acknowledges that ICI has agreed to contract with Distributor in reliance upon the experience, reputation and personal qualities of the management and shareholders of Distributor. ICI shall have the right to terminate this Agreement in the event Distributor (or an authorized assignee or successor under the control of Distributor) shall no longer be under the control of its current equity owners. Distributor shall not sell, transfer, sublicense or assign its rights and interest hereunder, without the prior written consent of ICI, which consent shall not be unreasonably withheld; provided, however, that Distributor shall be permitted, upon notice to ICI, to transfer, sublicense or assign its rights and interest hereunder to any corporation or other legal entity which is under common control with Distributor. For the purpose of this Section, "Control," shall mean majority ownership.

         13.2 Any sale or other transfer of all or a majority of the outstanding capital stock of Distributor, excluding sales of capital stock of Distributor in a public offering that widely distributes such stock, but, including specifically, without limitation, any merger, consolidation or similar combination, shall be deemed an assignment of the Distributor's rights, interest and obligations under this Agreement. However, an assignment to an entity controlled by Distributor shall be permitted.

         13.3 A sale or other transfer of all or substantially all of the assets of Distributor shall be deemed an assignment of Distributor's rights and interest under this Agreement, but such an assignment to an entity controlled by Distributor shall be permitted.

         13.4 Sublicensing of the Marks and of the rights granted to Distributor hereunder shall not be permitted without the express prior written consent of ICI (but this does not prohibit the subcontracting of sales tasks provided ICI is advised in writing in advance of the identity of all sales agents of Distributor).

14.     ARBITRATION.

         14.1 Any claim controversy arising out of or relating to this Agreement shall be resolved by binding arbitration in the City of New York pursuant to the rules then obtaining of the American Arbitration Association. The panel of Arbitrators appointed to settle any controversy or claim shall consist of three
(3) arbitrators experienced in agreements of this type.

         14.2 The arbitrators sitting in any such controversy shall have no power or jurisdiction to alter or modify any express provision of this Agreement or to make any award which by its terms effect such alternation or modification.

         14.3 The parties consent for award enforcement purposes to the jurisdiction of the appropriate state and/or federal courts within the State of New York and further consent that any demand for arbitration or any process of notice of motion or other application to the court or a judge thereof, in connection with the same, may be served in or out of the State of New York, by registered mail or by personal service, provided a reasonable time for appearance is allowed.

         14.4 The provision for arbitration herein shall not be deemed a waiver of the rights of either party to any provisional remedy provided under state or federal law. It is agreed that in the event of any violation hereof, the other party hereto shall have the right to seek preliminary injunction enjoining any further violation of this Agreement pending arbitration.

15. RELATIONSHIP. Nothing herein shall create or be deemed to create any agency, partnership, joint venture or other similar relationship between the parties hereto. Distributor shall not represent itself as the legal representative, agent or partner of ICI and shall have no right to create or assume any obligations express or implied, on behalf of ICI.

16. MERGER. This Agreement sets forth the entire and complete Agreement among the parties hereto with respect to its subject matter. This Agreement supersedes and annuls all prior understandings, arrangements and agreements, oral or written, between the parties relating to its subject matter. Neither this Agreement nor any provision hereof may be modified, waived or discharged except by subsequent written instrument signed by each party.

17. SEVERABILITY. If for any reason whatsoever, any provision of this Agreement shall be declared invalid, illegal or unenforceable, in whole or in part, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality or enforceability of the remaining provisions hereof or any other portion thereof not declared illegal or unenforceable shall remain in full force and effect.

18. REVERSION OF RIGHTS. Upon the expiration or earlier termination of this Agreement and subject to the other provisions of this Agreement, all rights with respect to the Marks, Products and Territory shall immediately revert to ICI.

19. REMEDIES AND WAIVERS. No failure on the part of ICI or Distributor to exercise, and no delay on the part of either party in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and are not exclusive of any other rights or remedies provided by law or in equity.

20. NOTICES. All reports, approvals and notices required or permitted to be given under this Agreement shall, unless specifically provided otherwise in this Agreement, be deemed to have been given if mailed by (i) registered or certified mail, return receipt requested (if such service is available), postage prepaid, or (ii) telecopy, receipt confirmed, and follow up hard copy by overnight express, to the party concerned at its address indicated below (or at such other address or addresses as any party hereto may from time to time respectively designate by notice in writing to the other party).

                If to ICI, to:  I.C. ISAACS AND CO., L.P.

                                        350 Fifth Avenue, Suite 1029
                                        New York, New York 10118
                                        Attn:  Chairman and CEO

                If to Distributor, to:  WESTERN GLOVE WORKS

                                        555 Logan Avenue
                                        Winnipeg, Manitoba
                                        Canada R3A 0S4
                                        Attn:  President

21. GOVERNING LAW. This Agreement shall be construed, and interpreted in accordance with and as governed by the laws of the State of new York, without regard to the conflict of laws provisions thereof.

22.     INDEMNIFICATION AND INSURANCE.

         22.1 Distributor does hereby indemnify and hold harmless ICI, its affiliates and the Rights Holder and its affiliates from and against any and all losses, liability, damages and expenses (including reasonable attorneys fees and expenses) which it may incur or be obligated to pay as a result of or in defending any action, claim or proceeding against any of them, for or by reason of any acts or omissions committed by Distributor or any of its servants, agents or employees in connection with Distributor's performance of this Agreement. Distributor shall immediately notify ICI of any claim or law suit seeking damages in excess of $100,000 Canadian. The provisions of this Section and Distributor's obligations hereunder shall survive the expiration or earlier termination of this Agreement. In the event that a judgment, levy, attachment or other seizure is entered against ICI, the Rights Holder or any of their respective affiliates arising from any claim as to which indemnification is provided hereunder, Distributor shall promptly post the necessary bond to prevent execution against any property of ICI, the Rights Holder or any of their affiliates.

         22.2 Distributor shall procure and maintain in full force and effect, at its sole cost and expense, at all times during which products are being sold, a product liability insurance policy with respect to the Products with a limit of liability of not less than $1,000,000. Such insurance policy shall include ICI as an additional insured thereunder and shall provide for at least thirty
(30) days prior written notice to ICI of the cancellation or substantial modification thereof. Such insurance may be obtained by Distributor in conjunction with a policy of products liability insurance which covers products other than the Products. Distributor will deliver a certificate of such insurance to ICI promptly upon issuance of said insurance policy and shall, from time to time upon reasonable request by ICI, promptly furnish to ICI evidence of the maintenance of said insurance policy. Likewise, without limitation of its indemnification obligations under this Agreement, ICI shall procure and maintain in full force and effect, at its sole cost and expense, at all times during which Products are being sold, a product liability insurance policy with respect to potential liability under this Agreement with a limit of liability of not less than $1,000,000.

23.      LIMITATION OF LIABILITY.

         EXCEPT WITH RESPECT TO INI)EMNWICATION OBLIGATIONS AND FOR DAMAGES CAUSED BY UNAUTHORIZED USE OF THE MARKS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES ARISING FROM A BREACH OF THIS AGREEMENT OR CONSEQUENTIAL OR SIMILAR DAMAGES ARISING FROM A BREACH OF THIS AGREEMENT OR OF ANY ORDER HEREUNDER EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

24. CONSTRUCTION. Whenever the singular is used it shall include the plural and vice versa. The headings of this Agreement are for convenience only and shall in no way be deemed to limit or affect the terms or conditions of this Agreement.

25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed, by their respective duly authorized officers and intending to he legally bound, this Agreement as of the day and year first above written.

WESTERN GLOVE WORKS                      I.C. ISAACS AND COMPANY, L.P.

                                         By      I.C. ISAACS & COMPANY, INC.
                                            -----------------------------------
                                         General Partner

By:    /s/ [ILLEGIBLE]                   By:    /s/ ROBERT J. ARNOT
   ------------------------------           -----------------------------------
                                                                Robert J. Arnot

Title:                                   Title:    PRESIDENT & CEO
      ---------------------------              --------------------------------

                                    EXHIBIT A

                                    THE MARKS

United States Trademark Registrations

1) -  MARITHE & FRANCOIS GIRBAUD

(As registered with the United States Patent and Trademark Office under the number 1,311,173)

2) - GIRBAUD

(As registered with the United States Patent and Trademark Office under the number 1,885,045)

3) - FLY LABEL WITH MARITHE & FRANCOIS GIRBAUD

                            [GRAPHIC LOGO/TRADEMARK]

(As registered with the United States Patent and Trademark Office under the number 1,354,187)

4) - FLY LABEL WITH PARALLEL LINES

                            [GRAPHIC LOGO/TRADEMARK]

(As registered with the United States Patent and Trademark Office under the number 1,495,182)

5) - LABEL MARITHE & FRANCOIS GIRBAUD

                            [GRAPHIC LOGO/TRADEMARK]

(As registered with the United States Patent and Trademark Office under the number 1,564,635)

6) - TEAR-AWAY LABEL

                            [GRAPHIC LOGO/TRADEMARK]

(As registered with the United States Patent and Trademark Office under the number 1,810,839)

7) - FLY LABEL

                            [GRAPHIC LOGO/TRADEMARK]

(As registered with the United States Patent and Trademark Office under the number 1,852,439)

8) - FLY LABEL (SLANTED)

                            [GRAPHIC LOGO/TRADEMARK]

(As registered with the United States Patent and Trademark Office under the number 1,872,530)

                                  THE PRODUCTS

WOMEN'S JEANS

A category of jeanswear dress which is color and fabric driven. Its cornerstone is denim with an emphasis on new washes and new finishes. It encompasses signature M & F Girbaud styles, as well as, new progressive shapes. The product offering includes but is not limited to jeans, woven shirts, shorts and jackets.

WOMEN'S CASUAL

A category of relaxed dress for multiple end uses; weekend wear, Casual Friday etc. Modern comfort driven fabrics and blends offer an alternative to traditional khakis. Women's Casual includes but is not limited to city casual pants and jackets, shorts and shirts.

MEN'S JEANS

A category of jeanswear dress which is color and fabric driven. Its cornerstone is denim with an emphasis on new washes and new finishes. It encompasses signature M & F Girbaud styles, as well as, new progressive shapes. The product offering includes but is not limited to jeans, pants, knit tops, T-shirts, sweatshirts, caps, sweaters, outerwear, vests, woven shirts, shorts and jackets and other types of garments typically considered jeanswear in the industry.

MEN'S CASUAL

A category of relaxed dress for multiple end uses; weekend wear, Casual Friday etc. Modern comfort driven fabrics and blends offer an alternative to traditional khakis. Men's Casual includes but is not limited to city casual pants (including khakis) and jackets, shorts, woven shirts, knit tops, sweaters, vests, caps, outerwear, and shirts, and other types of garments typically considered casual wear in the industry.








                                        1